UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2007

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 21, 2007, the registrant's Board of Directors amended Article 5, Section 1 of the Company's By-Laws to allow shares of the Company’s stock to be evidenced either by registration in book-entry form of the number of shares held by each stockholder, or by the issuance of stock certificates. Previously, the registrant's By-Laws required that all shares of stock be certificated.

The By-Law amendment enables the registrant to become eligible for future participation in a direct registration program, as required by NASDAQ, the exchange on which shares of the registrant's common stock are listed.

Although the registrant's stock would be eligible for direct registration based on this amendment to the By-Laws, the registrant has not elected at this time to begin participation in a direct registration system for its shares. Unless and until the registrant takes steps to implement participation in a direct registration system, its shares will continue to be evidenced by physical certificates as in the past.

A copy of this Amendment to the registrant's By-Laws is attached hereto as Exhibit 3.6. The registrant plans to file a complete set of its By-Laws, as updated to include this Amendment, with its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.6 Amendment to By-Laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

December 28, 2007	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.6	Amendment to By-Laws